SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)       April 15, 2008
Commercial Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code       (419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 15, 2008, Mark D. Udin was terminated from his position as Senior Vice President and Chief Operations Officer of Commercial Savings Bank (the “Bank”), a wholly-owned subsidiary of Commercial Bancshares, Inc. (the “Company”). Mr. Udin, who began service with the Bank in April, 2004, was terminated as part of a reduction in force at the Bank as more fully described in Item 7.01 below.

Item 7.01—	Regulation FD Disclosure
     On April 16, 2008, the Company announced a reduction in staffing. This action was taken after performing a thorough assessment of the Bank with the assistance of outside management consultants. The reduction in force was implemented to improve the Bank’s overall efficiency and profitability. These actions follow staff reductions that have occurred over the past six months through retirement and other voluntary departures by employees. The total projected annualized savings for all of the staff reductions are approximately $770,000, while the total additional costs to be incurred in connection with the staff reductions are projected to be approximately $68,000.
     Attached as Exhibit 99 and incorporated herein by reference is a press release addressing the Bank’s reduction in force.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc. (Registrant)
Date April 16, 2008	/s/ David J. Browne
David J. Browne
Corporate Secretary

Item 9.01 —	Financial Statements and Exhibits
EXHIBIT INDEX

Exhibit No.	Description

99	Press Release concerning reduction in staff at The Commercial Savings Bank